EXHIBIT 99.1

News Release

August 1, 2014

Ashland Inc. completes sale of Ashland Water Technologies to Clayton, Dubilier & Rice for approximately $1.8 billion

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today said it has completed the previously announced sale of Ashland Water Technologies to a fund managed by Clayton, Dubilier & Rice (CD&R) in a transaction valued at approximately $1.8 billion.

Net proceeds from the sale totaled approximately $1.4 billion, which primarily will be used to return capital to shareholders in the form of share repurchases.

With annual sales of $1.7 billion, Water Technologies is a leading supplier of specialty chemicals and services to the pulp and paper and industrial water markets.

“The sale of our water business allows Ashland to focus on our core specialty chemicals business and to accelerate return of capital to shareholders,” said James J. O’Brien, Ashland chairman and chief executive officer. “We believe this transaction, when combined with our ongoing global restructuring, will help position Ashland for EBITDA margins that rank among the top 25 percent of specialty chemical companies.”

Citi acted as financial advisor, and Cravath, Swaine & Moore LLP and Squire Patton Boggs LLP acted as legal advisors to Ashland.

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. Through our three commercial units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries. Visit ashland.com to learn more.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negatives of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances.  Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the sale transactions involving Ashland Water Technologies and the ASK joint venture and the potential sale transaction involving the Elastomers division (including the possibility that Ashland may not realize the anticipated benefits from such transactions or potential transaction); the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions, and other expected benefits from the program); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters).  Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Investor Relations:
Jason Thompson
+1 (859) 815-3527
jlthompson@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com